Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-XXXXX) pertaining to the City Holding Company 2003 Incentive Plan and in the related Prospectus of our report dated February 17, 2004, with respect to the consolidated financial statements of City Holding Company incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charleston, West Virginia

May 4, 2004